Exhibit 5.1

Becker & Poliakoff, LLP
45 Broadway, 17th Floor
New York, NY 10006
(212) 599-3322

June 2, 2020

DLH Holdings Corp.
3565 Piedmont Road, N.E.
Building 3 – Suite 700
Atlanta, Georgia 30305

         Re:  DLH Holdings Corp.
Registration Statement on Form S-3
Ladies and Gentlemen:

We have acted as counsel to DLH Holdings Corp., a New Jersey corporation (the “Company”), in connection with the Registration Statement on Form S-3 originally filed by the Company on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”) and any pre-effective amendment thereto (the “Registration Statement”). The Registration Statement includes a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, will provide for the registration by the Company of:

(i)	shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”);

(ii)	shares of the Company’s preferred stock, $0.10 par value per share (the “Preferred Stock”);

(iii)	warrants to purchase Common Stock or Preferred Stock (the “Warrants”);

(iv)	rights entitling or obligating the holders thereof to purchase Common Stock or one or more series of Preferred Stock (the “Rights”); and

(v)	units (the “Units”), each consisting of two or more types of the securities listed in clauses (i) through (iv) above.
The Common Stock, the Preferred Stock, the Warrants, the Rights and the Units, are collectively referred to herein as the “Securities.” The Securities are being registered for offering and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The aggregate public offering price of the Securities being registered will be $50,000,000.

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Unless otherwise specified in the applicable Prospectus Supplement: (1) the Warrants will be issued under a warrant agreement to be dated on or about the date of the first issuance of the applicable Warrants thereunder (the “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”); (2) any Rights will be issued under a rights agreement to be dated on or about the date of the first issuance of the applicable Rights thereunder (the “Rights Agreement”) to be entered into between the Company and a rights agent (the “Rights Agent”); and (3) any Units may be issued under a unit agreement to be dated on or about the date of the first issuance of the applicable Units thereunder (the “Units Agreement”) to be entered into between the Company and an agent for such Units (the “Units Agent”); in each case substantially in the form that will be filed as one or more exhibits to the Registration Statement or as incorporated by reference therein.

In connection with this opinion, we have examined the Registration Statement, the exhibits thereto, the certificate of incorporation of the Company, as amended to the date hereof (the “Charter”), the bylaws of the Company, as amended to the date hereof (the “Bylaws”), and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, records, opinions, certificates, statements and other instruments of the Company and others as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have also examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials and the absence of change in the information contained therein from the effective date of any such certificate; the legal capacity of all persons; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Registration Statement and any amendments thereto (including post-effective amendments) shall have become effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii) the Prospectus and any and all Prospectus Supplements required by applicable laws have been prepared, delivered and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement;

(iv) with respect to our opinion as to the Common Stock, that a sufficient number of shares of Common Stock are authorized and available for issuance under the provisions of the Company’s Charter
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in effect at the time of issuance and that the consideration for the issuance and sale of the Common Stock is in an amount that is not less than the par value of the Common Stock;

(v) with respect to our opinion as to the Preferred Stock, that a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance in accordance with the provisions of a certificate of amendment to the Company’s Charter in effect at the time of issuance, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued and that the consideration for the issuance and sale of the Preferred Stock is in an amount that is not less than the par value of the Preferred Stock;

(vi) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued, and any Warrant Agreement, Rights Agreement and Unit Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(vii) the execution, delivery and performance by the Company of each definitive purchase, underwriting, or similar agreement and each Warrant Agreement, Rights Agreement, and Unit Agreement, as applicable, will not (A) contravene or violate the Charter or Bylaws, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(viii) the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary, in conformity with the Charter and the Bylaws, to authorize the issuance and sale of such Securities, and if applicable, establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement, the Prospectus and any Prospectus Supplements relating to such Securities and all resolutions of the Board of Directors or a duly authorized committee thereof shall be in full force and effect at all times at which the Securities are offered or sold by the Company;

(ix) all other corporate action on the part of the Company as may be necessary to authorize the issuance and sale of such Securities has been taken and is in full force and effect at all times at which the Securities are offered or sold by the Company and the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(x) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; and

(xi) none of the terms of any of the Securities to be established subsequent to the date hereof, nor the sale, issuance and delivery of any of the Securities described in the Registration Statement, Prospectus and any Prospectus Supplement, nor the compliance by the Company with the terms thereof will (a) violate any applicable law or (b) will result in a default under or a violation of (x) any provision of any
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instrument or agreement then binding upon the Company, or (y) any restriction imposed by any court or governmental body having jurisdiction over the Company.

We have further assumed that each Warrant Agreement, each Rights Agreement, each Unit Agreement, each Warrant, each Right, and each Unit will be governed by the laws of the State of New Jersey. With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

On the basis of, and in reliance on the foregoing and the qualifications stated above, we are of opinion that:
1.  With respect to the Common Stock offered under the Registration Statement, provided that (i) the issuance and sale of the Common Stock is in conformity with and authorized under the Company’s then operative Charter and Bylaws and specifically authorized for issuance by proper action of the Board of Directors of the Company or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the shares of Common Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement (and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock, upon exercise of any Warrants or Rights, or pursuant to any Units, in each case in accordance with their respective terms), and (v) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

2.  With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the terms of the shares of Preferred Stock and their issuance and sale are in conformity with the Charter and Bylaws; (ii) a statement with respect to the shares establishing the Preferred Stock shall have been filed with the Secretary of State of the State of New Jersey in the form and manner required by law; (iii) the issuance and sale of the Preferred Stock is in conformity with and authorized under the Company’s then operative Charter and Bylaws and specifically authorized for issuance by Authorizing Resolutions, (iv) the Registration Statement has become effective under the Securities Act, (v) the shares of Preferred Stock have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement (and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants or Rights, or pursuant to any Units, in each case in accordance with their respective terms), and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration per share is not less than the par value per share of the Preferred Stock, the Preferred Stock will be validly issued, fully paid and nonassessable.

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3.  With respect to the Warrants issued under the Warrant Agreement and offered under the Registration Statement, provided that (i) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent, if any, by all necessary corporate action; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent in the forms as filed as exhibits to the Registration Statement or as incorporated by reference therein; (iii) the terms of the Warrants and of their issuance and sale have been specifically authorized for issuance by the Authorizing Resolutions and duly established in conformity with the Warrant Agreement, Charter and Bylaws and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (iv)  the Registration Statement has become effective under the Securities Act, (v) if such Warrants are exercisable for Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vii) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.  With respect to the Rights issued under the Rights Agreement and offered under the Registration Statement, provided that (i) the Rights Agreement has been duly authorized by the Company and the Rights Agent by all necessary corporate action; (ii) the Rights Agreement has been duly executed and delivered by the Company and the Rights Agent in the forms as filed as exhibits to the Registration Statement or as incorporated by reference therein; (iii) the terms of the Rights and of their issuance and sale have been specifically authorized for issuance by the Authorizing Resolutions and duly established in conformity with the Rights Agreement, Charter and Bylaws and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (iv) the Registration Statement has become effective under the Securities Act, (v) if such Rights relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Rights relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vii) certificates representing such Rights have been duly executed and delivered by the Company and authenticated by the Rights Agent pursuant to the Rights Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions, such Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5. With respect to the Units issued under a Unit Agreement, if any, and offered under the Registration Statement, provided that (i) any such Unit Agreement has been duly authorized by the Company and the Unit Agent, if any, by all necessary corporate action; (ii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent in the forms as filed as exhibits to the Registration Statement or as incorporated by reference therein; (iii) the terms of the Units and of their issuance and sale have been specifically authorized for issuance by the Authorizing Resolutions and duly established in conformity with the Unit Agreement, Charter and Bylaws, and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (iv) the Registration Statement has become effective under the Securities Act, (v) if such Units relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Units relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have
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been taken; (vii) if such Units relate to the issuance and sale of Warrants, the actions described in paragraph 3 above shall have been taken; (viii) if such Units relate to the issuance and sale of Rights, the actions described in paragraph 4 above shall have been taken; (ix) certificates representing such Units have been duly executed and delivered by the Company and, if required, authenticated by the Units Agent pursuant to the Units Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, and (x) the Company has received the consideration provided for in the Authorizing Resolutions, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iii) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.
Members of our firm are admitted to the Bar of the State of New Jersey and New York, and we do not express any opinion as to the laws of any other jurisdiction other than the laws of the States of New Jersey and New York, and the United States federal laws. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of New Jersey. We express no opinion as to the laws, rules or regulations of any other jurisdiction and are not rendering any opinion as to compliance by the Company with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. The Securities may be offered and sold from time to time on a delayed or continuous basis, but this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

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This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the validity of the Common Stock and the Preferred Stock. We hereby advise you that a partner of this law firm serves as the corporate secretary of the Company and is the holder of shares of the Company’s common stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement and in any prospectus supplement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

 /s/ Becker & Poliakoff, LLP

Becker & Poliakoff, LLP
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